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EXECUTION COPY

Medtronic, Inc.

1.25% Contingent Convertible Debentures due 2021

Registration Rights Agreement

September 11, 2001

Banc of America Securities LLC
9 West 57th Street
New York, New York 10019

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

As Representatives of the Initial Purchasers

Ladies and Gentlemen:

    Medtronic, Inc., a Minnesota corporation (the "Company"), proposes to issue and sell (such issuance and sale, the "Initial Placement"), upon the terms set forth in a purchase agreement dated as of September 6, 2001 (the "Purchase Agreement"), to the several parties named in Schedule I (the "Initial Purchasers") to the Purchase Agreement, for whom Banc of America Securities LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are acting as representatives (the "Representatives"), $1,750,000,000 principal amount (plus up to an additional $262,500,000 aggregate principal amount) of its 1.25% Contingent Convertible Debentures due 2021 (the "Securities"). The Securities will be convertible into shares of Common Stock (as defined herein) in accordance with the terms and subject to the conditions of the Securities and the Indenture. As an inducement to you to enter into the Purchase Agreement and in satisfaction of a condition of your obligations thereunder, the Company agrees with you, (i) for your benefit and (ii) for the benefit of the holders from time to time of the Registrable Securities (as defined herein) and the Common Stock issuable upon conversion of the Securities (including the Initial Purchasers), as follows:

    1.  Definitions.   Capitalized terms used herein without definition shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

    "Broker-Dealer"  means any broker or dealer registered as such under the Exchange Act.

    "Business Day"  has the meaning set forth in the Indenture.

    "Closing Date"  means the First Time of Delivery, as defined in the Purchase Agreement.

    "Common Stock"  means the common stock, par value $0.10 per share, of the Company, as it exists on the date of this Agreement and any other shares of capital stock or other securities of the Company into which such Common Stock may be reclassified or changed, together with any and all other securities which may from time to time be issuable upon conversion of Securities.

    "Damages Payment Date"  means, with respect to the Securities or the Common Stock issuable upon conversion thereof, as applicable, each Interest Payment Date; and in the event that any Security, or portion thereof, is called for redemption or surrendered for purchase by the Company and not withdrawn, the relevant redemption date shall also be a Damages Payment Date with respect to such Security, or portion thereof, unless the Indenture provides that accrued and unpaid interest on the Security (or portion thereof) to be redeemed or repurchased, as the case may be, is to be paid to the person who was the Record Holder thereof on a record date prior to such redemption date, in which case the relevant Damages Payment Date shall be the date on which interest is payable to such Record Holder.

    "DTC"  means The Depository Trust Company and its successors and assigns.

    "Exchange Act"  means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

    "Final Maturity Date"  means September 15, 2021.

    "Holder"  means a person who is a holder or beneficial owner (including the Initial Purchasers) of any Securities or shares of Common Stock issued upon conversion of Securities; provided that, unless otherwise expressly stated herein, only registered holders of Securities or Common Stock issued on conversion thereof shall be counted for purposes of calculating any proportion of holders entitled to take any action or give notice pursuant to this Agreement.

    "Indenture"  means the Indenture relating to the Securities dated as of September 11, 2001, between the Company and Wells Fargo Bank Minnesota, National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

    "Initial Placement"  has the meaning set forth in the preamble hereto.

    "Initial Purchasers"  has the meaning set forth in the preamble hereto.

    "Interest Payment Date"  shall mean March 15 and September 15.

    "Liquidated Damages"  has the meaning set forth in Section 2(e) hereof.

    "Majority Holders"  means the Holders of a majority of the then outstanding aggregate principal amount of Securities registered under a Shelf Registration Statement; provided, that Holders of Common Stock issued upon conversion of Securities shall be deemed to be Holders of the aggregate principal amount of Securities from which such Common Stock was converted; and provided, further, that Securities or Common Stock which have been sold or otherwise transferred pursuant to the Shelf Registration Statement or Rule 144 shall not be included in the calculation of Majority Holders.

    "Majority Underwriting Holders"  means, with respect to any Underwritten Offering, the Holders of a majority of the then outstanding aggregate principal amount of Securities registered under any Shelf Registration Statement whose Securities are, or are to be, included in such Underwritten Offering; provided, that Holders of Common Stock issued upon conversion of Securities shall be deemed to be Holders of the aggregate principal amount of Securities from which such Common Stock was converted.

    "Managing Underwriters"  means the Underwriter or Underwriters that shall administer an Underwritten Offering.

    "NASD"  means the National Association of Securities Dealers, Inc.

    "Notice and Questionnaire"  means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

    "Notice Holder"  shall mean, on any date, any Holder of Registrable Securities that has delivered a completed and signed Notice and Questionnaire to the Company on or prior to such date.

    "Offering Memorandum"  means the Memorandum as defined in the Purchase Agreement.

    "Person"  has the meaning set forth in the Indenture.

    "Prospectus"  means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or Common Stock issuable upon conversion thereof covered by such Shelf Registration Statement, and all amendments and supplements to such prospectus, including all documents incorporated or deemed to be incorporated by reference in such prospectus.

    "Purchase Agreement"  has the meaning set forth in the preamble hereto.

    "Record Holder"  means (i) with respect to any Damages Payment Date which occurs on an Interest Payment Date, each person who is registered on the books of the registrar as the holder of Securities at the close of business on the record date with respect to such Interest Payment Date and (ii) with respect to any Damages Payment Date relating to the Common Stock issued upon conversion thereof, each person who is a holder of record of such Common Stock fifteen days prior to the Damages Payment Date.

    "Registrable Securities"  means all or any portion of the Securities issued from time to time under the Indenture in registered form and the shares of Common Stock issuable upon conversion, repurchase or redemption of such Securities; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

    "Registration Default"  has the meaning set forth in Section 2(e) hereof.

    "Representative"  has the meaning set forth in the preamble hereto.

    "Restricted Security"  means any Security or share of Common Stock issuable upon conversion thereof except any such Security or share of Common Stock that (i) has been effectively registered under the Securities Act and sold in a manner contemplated by the Shelf Registration Statement, (ii) has been transferred in compliance with Rule 144 or is transferable pursuant to paragraph (k) of such Rule 144 or (iii) has otherwise been transferred and a new Security or share of Common Stock not subject to transfer restrictions under the Securities Act has been delivered by or on behalf of the Company in accordance with Section 2.12 of the Indenture.

    "Rule 144"  means Rule 144 (or any successor provision) under the Securities Act.

    "SEC"  means the Securities and Exchange Commission.

    "Securities"  has the meaning set forth in the preamble hereto.

    "Securities Act"  means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

    "Shelf Registration"  means a registration effected pursuant to Section 2 hereof.

    "Shelf Registration Period"  has the meaning set forth in Section 2(c) hereof.

    "Shelf Registration Statement"  means a "shelf" registration statement of the Company filed pursuant to the provisions of Section 2 hereof which covers some or all of the Securities and the

Common Stock issuable upon conversion thereof, as applicable, on Form S-3 or on another appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein.

    "Suspension Period"  has the meaning set forth in Section 2(d) hereof.

    "Trustee"  means the trustee with respect to the Securities under the Indenture.

    "Underwriter"  means any underwriter of the Securities or Common Stock issuable upon conversion thereof in connection with an offering thereof under a Shelf Registration Statement.

    "Underwritten Offering"  means an offering in which the Securities or Common Stock issued upon conversion thereof are sold to an Underwriter or with the assistance of an Underwriter for reoffering to the public.

    All references in this Agreement to financial statements and schedules and other information which is "contained", "included", or "stated" in the Shelf Registration Statement, any preliminary Prospectus or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Shelf Registration Statement, any preliminary Prospectus or Prospectus shall be deemed to mean and include any document filed with the SEC under the Exchange Act, after the date of such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be, which is incorporated or deemed to be incorporated by reference therein.

    2.  Shelf Registration Statement.

      (a) The Company shall prepare and file with the SEC within 90 days following the Closing Date a Shelf Registration Statement with respect to resales of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement (subject to Section 3(v)) and thereafter shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act within 180 days after the Closing Date; provided that if any Securities are issued upon exercise of the option granted to the Initial Purchasers in the Purchase Agreement and the Second Time of Delivery on which such Securities are issued occurs after the Closing Date, the Company will take such steps prior to the effective date of the Shelf Registration Statement to ensure that such Securities and Common Stock issuable upon conversion thereof are included in the Shelf Registration Statement on the same terms as the Securities issued on the Closing Date. The Company shall supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for the Shelf Registration Statement, or by the Securities Act, the Exchange Act or the SEC.

      (b) (1) Not less than 30 calendar days prior to the effectiveness of the Shelf Registration Statement, the Company shall mail the Notice and Questionnaire to the Holders of Registrable Securities. The Company shall take action to name each Holder that is a Notice Holder as of the date that is 2 calendar days prior to the effectiveness of the Shelf Registration Statement so that such Holder is named as a selling security holder in the Shelf Registration Statement at the time of its effectiveness and is permitted to deliver the Prospectus forming a part thereof as of such time to purchasers of such Holder's Registrable Securities in accordance with applicable law. The

  Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling security holder in the Shelf Registration Statement.

      (2) After the Shelf Registration Statement has become effective, the Company shall, upon the request of any Holder of Registrable Securities, promptly send a Notice and Questionnaire to such Holder. From and after the date on which the Shelf Registration Statement has become effective, the Company shall (i) as promptly as is practicable after the date a completed and signed Notice and Questionnaire is delivered to the Company, and in any event within five Business Days after such date, prepare and file with the SEC (x) a supplement to the Prospectus or, if required by applicable law, a post-effective amendment to the Shelf Registration Statement and (y) any other document required by applicable law, so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and is permitted to deliver the Prospectus to purchasers of such Holder's Registrable Securities in accordance with applicable law, and (ii) if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable; provided, however, that if a Notice and Questionnaire is delivered to the Company during a Suspension Period, the Company shall not be obligated to take the actions set forth in clauses (i) and (ii) until the termination of such Suspension Period.

      (c) The Company shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable, subject to Section 2(d), by all Notice Holders until the earliest of (i) the second anniversary of the Closing Date or, if later, the second anniversary of the last date on which any Securities are issued upon exercise of the Initial Purchasers' option to purchase additional Securities, (ii) the date on which all the Securities and Common Stock issued or issuable upon conversion thereof may be sold by non-affiliates ("affiliates" for such purpose having the meaning set forth in Rule 144) of the Company pursuant to paragraph (k) of Rule 144, (iii) the date as of which all the Securities and Common Stock issued or issuable upon conversion thereof have been transferred pursuant to Rule 144 or sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"). The Company will, (x) subject to Section 2(d), prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period, (y) subject to Section 2(d), cause the related Prospectus to be supplemented by any required supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act and (z) comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or such Prospectus as so supplemented.

      (d) The Company may suspend the use of the Prospectus for a period not to exceed 45 days in the aggregate in any three-month period or 90 days in the aggregate in any 12-month period (the "Suspension Period") for valid business reasons, to be determined by the Company in its sole reasonable judgment (not including avoidance of the Company's obligations hereunder), including, without limitation, the acquisition or divestiture of assets, public filings with the SEC, pending corporate developments and similar events, and provide written notice of such suspension to the Holders prior to suspending such use, which notice need not specify the nature of the event giving rise to such suspension; provided that if use of the Prospectus would require the Company to disclose a previously undisclosed or pending material business transaction, the disclosure of which the Company determines in good faith would be reasonably likely to impede its ability to consummate such transaction, the Company may extend the Suspension Period from 45 to 60 days in the aggregate in any three-month period; provided, further, that the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable; and provided, further, that the existence of a Suspension Period will not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company to pay Liquidated Damages.

      (e) If (i) the Shelf Registration Statement is not filed with the SEC on or prior to 90 days after the Closing Date, (ii) the Shelf Registration Statement has not been declared effective by the SEC within 180 days after the Closing Date, or (iii) the Shelf Registration Statement is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by a replacement shelf registration statement filed and declared effective) or usable (including as a result of a Suspension Period) for the offer and sale of Registrable Securities for a period of time (including any Suspension Period) which shall exceed 45 days or 60 days in the aggregate, as applicable, in any three-month period, or 90 days in the aggregate in any 12-month period during the period beginning on the Closing Date and ending on or prior to the second anniversary of the Closing Date or, if later, the second anniversary of the last date on which any Securities are issued upon exercise of the Initial Purchasers' over allotment option (each such event referred to in clauses (i) through (iii), a "Registration Default"), the Company will pay liquidated damages ("Liquidated Damages") to each Holder of Registrable Securities who has complied with such Holder's obligations under this Agreement. The amount of Liquidated Damages payable during any period in which a Registration Default has occurred and is continuing is the amount which is equal to one-quarter of one percent (25 basis points) per annum per $1,000 principal amount of Securities and $2.50 per annum per 16.1796 shares of Common Stock (subject to adjustment in the event of a stock split, stock recombination, stock dividend and the like) constituting Registrable Securities for the first 90 days during which a Registration Default has occurred and is continuing and one-half of one percent (50 basis points) per annum per $1,000 principal amount of Securities and $5.00 per annum per 16.1796 shares of Common Stock (subject to adjustment as set forth above) constituting Registrable Securities for any additional days during which a Registration Default has occurred and is continuing (in each case subject to further adjustment from time to time in the event of a stock split, stock recombination, stock dividend and the like), it being understood that all calculations pursuant to this and the preceding sentence shall be carried out to five decimals. Following the cure of all Registration Defaults, Liquidated Damages will cease to accrue with respect to such Registration Default. Liquidated Damages shall cease to accrue in respect of any Registrable Security when it shall cease to be such. All accrued Liquidated Damages shall be paid by wire transfer of immediately available funds or by federal funds check by the Company on each Damages Payment Date and Liquidated Damages will be calculated on the basis of a 360-day year consisting of twelve 30-day months. The parties hereto agree that the Liquidated Damages provided for in this Section 2(e) constitute a reasonable estimate of the damages that may be incurred by Holders by reason of a Registration Default.

      (f)  All of the Company's obligations (including, without limitation, the obligation to pay Liquidated Damages) set forth in the preceding paragraph which are outstanding or exist with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

      (g) Immediately upon the occurrence or the termination of a Registration Default, the Company shall give the Trustee, in the case of notice with respect to the Securities, and the transfer and paying agent for the Common Stock, in the case of notice with respect to Common Stock issued or issuable upon conversion thereof, notice of such commencement or termination, of the obligation to pay Liquidated Damages with regard to the Securities and Common Stock and the amount thereof and of the event giving rise to such commencement or termination (such notice to be contained in an Officers' Certificate (as such term is defined in the Indenture)), and prior to receipt of such Officers' Certificate the Trustee and such transfer and paying agent shall be entitled to assume that no such commencement or termination has occurred, as the case may be.

      (h) All Securities which are redeemed, purchased or otherwise acquired by the Company or any of its subsidiaries or affiliates (as defined in Rule 144) prior to the Final Maturity Date shall be delivered to the Trustee for cancellation and the Company may not hold or resell such Securities or issue any new Securities to replace any such Securities or any Securities that any Holder has converted pursuant to the Indenture. All shares of Common Stock issued upon conversion of the Securities which are repurchased or otherwise acquired by the Company or any of its subsidiaries or affiliates (as defined in Rule 144) shall not be resold or otherwise transferred except pursuant to a registration statement which has been declared effective under the Securities Act or, in the case of such affiliate of the Company, in compliance with Rule 144.

    3.  Registration Procedures.   In connection with any Shelf Registration Statement, the following provisions shall apply:

      (a) The Company shall (i) furnish to the Representatives, prior to the filing thereof with the SEC, a copy of any Shelf Registration Statement, and each amendment thereof, and a copy of any Prospectus, and each amendment or supplement thereto (excluding amendments caused by the filing of a report under the Exchange Act), and shall use its reasonable best efforts to reflect in each such document, when so filed with the SEC, such comments as the Representatives reasonably may promptly propose; and (ii) include information regarding the Notice Holders and the methods of distribution they have elected for their Registrable Securities provided to the Company in Notice and Questionnaires as necessary to permit such distribution by the methods specified therein.

      (b) Subject to Section 2(d), the Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto comply in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company makes no representation with respect to information with respect to any Underwriter or any Holder required to be included in any Shelf Registration Statement or Prospectus pursuant to the Securities Act or the rules and regulations thereunder and which information is included therein in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter or Holder.

      (c) The Company, as promptly as reasonably practicable, shall advise the Representatives and each Notice Holder and, if requested by you or any such Holder, confirm such advice in writing:

         (i) when a Shelf Registration Statement and any amendment thereto has been filed with the SEC and when the Shelf Registration Statement or any post-effective amendment thereto has become effective, in each case making a public announcement thereof by release made to Reuters Economic Services and Bloomberg Business News;

        (ii) of any request by the SEC following effectiveness of the Shelf Registration Statement for amendments or supplements to the Shelf Registration Statement or the Prospectus or for

    additional information (other than any such request relating to a review of the Company's Exchange Act filings);

        (iii) of the determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate;

        (iv) of the commencement or termination of (but not the nature of or details concerning) any Suspension Period;

        (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

        (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

       (vii) of the happening of (but not the nature of or details concerning) any event that requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and the Shelf Registration Statement or the Prospectus, as the case may be, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; and

       (viii) of the Company's suspension of the use of the Prospectus as a result of any of the events or circumstances described in paragraphs (ii) through (vii) above, and of the termination of any such suspension.

      (d) The Company shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for offer or sale in any jurisdiction at the earliest possible time.

      (e) The Company shall promptly furnish to each Notice Holder, without charge, at least one copy of any Shelf Registration Statement and any post-effective amendment thereto.

      (f)  The Company shall, during the Shelf Registration Period, promptly deliver to each Initial Purchaser, each Notice Holder and any sales or placement agent or Underwriters acting on their behalf, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in any Shelf Registration Statement (excluding documents incorporated by reference), and any amendment or supplement thereto, as such person may reasonably request; and, except as provided in Sections 2(d) and 3(s) hereof, the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Notice Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

      (g) Prior to any offering of Registrable Securities pursuant to any Shelf Registration Statement, the Company shall (i) register or qualify or cooperate with the Notice Holders and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale, under the securities or blue sky laws of such jurisdictions within the United States as any such Notice Holders reasonably request; (ii) maintain such registration or qualification in effect so long as required and do any and all other acts or things necessary or advisable to permit the continuance of offers and in such jurisdictions for so long as may be necessary to enable any Holder or Underwriter, if any, to complete its distribution of such Registrable Securities pursuant to the Shelf Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdiction of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(g) or (B) file any general consent to service of process in suits, other than those arising out of the Initial Placement, in any jurisdiction where it is not as of the date hereof so subject.

      (h) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations permitted by the Indenture and registered in such names as Holders may request at least two Business Days prior to settlement of sales of Registrable Securities pursuant to such Shelf Registration Statement.

      (i)  Subject to the exceptions contained in (A) and (B) of Section 3(g) hereof, the Company shall use its reasonable best efforts to cause the Registrable Securities covered by the applicable Shelf Registration Statement to be registered with or approved by such other federal, state and local governmental agencies or authorities, and self-regulatory organizations in the United States as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities as contemplated by the Shelf Registration Statement; without limitation to the foregoing, the Company shall make all filings and provide all such information as may be required by NASD in connection with the offering under the Shelf Registration Statement of the Registrable Securities (including, without limitation, such as may be required by NASD Rule 2710 or 2720), and shall cooperate with each Holder in connection with any filings required to be made with the NASD by such Holder in that regard.

      (j)  Upon the occurrence of any event described in Section 3(c)(vii) hereof, the Company shall promptly prepare and file with the SEC a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file a document which is incorporated or deemed to be incorporated by reference in such Shelf Registration Statement or Prospectus, as the case may be, so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Shelf Registration Statement and the Prospectus, in each case as then amended or supplemented, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus in light of the circumstances under which they were made) not misleading and, in the case of a post-effective amendment, use its reasonable best efforts to cause it to become effective as promptly as practicable; provided that the Company's obligations under this Section 3(j) shall be suspended if the Company has suspended the use of the Prospectus in accordance with Section 2(d) hereof and given notice of such suspension to Notice Holders, it being understood that the Company's obligations under this Section 3(j) shall be automatically reinstated at the end of such Suspension Period.

      (k) The Company shall use its reasonable best efforts to provide, on or prior to the first Business Day following the effective date of any Shelf Registration Statement hereunder (i) a CUSIP number for the Registrable Securities registered under such Shelf Registration Statement and (ii) global certificates for such Registrable Securities to the Trustee, in a form eligible for deposit with DTC.

      (l)  The Company shall use its best efforts to comply with all applicable rules and regulations of the SEC and shall make generally available to its security holders as soon as practicable but in any event not later than 18 months after (i) the effective date of the applicable Shelf Registration Statement, (ii) the effective date (as defined in Rule 158(c) under the Securities Act) of each post-effective amendment to any Shelf Registration Statement, and (iii) the date of each filing by the Company with the SEC of an Annual Report on Form 10-K that is incorporated by reference or deemed to be incorporated by reference in the Shelf Registration Statement, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated by the SEC thereunder.

      (m) The Company shall use its reasonable best efforts to cause the Indenture to be qualified under the TIA (as defined in the Indenture) in a timely manner. In connection with such qualification, the Company shall cooperate with the Trustee under the Indenture and the Holders (as defined in the Indenture) to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and the Company shall execute, and shall use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in this Section 3(m) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

      (n) The Company shall cause all Common Stock issued or issuable upon conversion of the Securities to be listed on each securities exchange or quotation system on which the Common Stock is then listed no later than the date the applicable Shelf Registration Statement is declared effective and, in connection therewith, to make such filings as may be required under the Exchange Act and to have such filings declared effective as and when required thereunder.

      (o) The Company may require each Holder of Registrable Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of such Registrable Securities sought by the Notice and Questionnaire and such additional information as may, from time to time, be required by the Securities Act and the rules and regulations promulgated thereunder, and the obligations of the Company to any Holder hereunder shall be expressly conditioned on the compliance of such Holder with such request.

      (p) The Company shall, if reasonably requested, use its reasonable best efforts to promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement (i) such information as the Majority Holders provide or, if Registrable Securities are being sold in an Underwritten Offering, as the Managing Underwriters or the Majority Underwriting Holders reasonably agree should be included therein and provide to the Company in writing for inclusion in the Shelf Registration Statement or Prospectus, and (ii) such information as a Holder may provide from time to time to the Company in writing for inclusion in a Prospectus or any Shelf Registration Statement concerning such Holder and the distribution of such Holder's Registrable Securities and, in either case, shall make all required filings of such Prospectus supplement or post-effective amendment promptly after being notified in writing of the matters to be incorporated in such Prospectus supplement or post-effective amendment, provided that the Company shall not be required to take any action under this Section 3(p) that is not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

      (q) The Company shall enter into such customary agreements (including underwriting agreements) and take all other appropriate actions as may be requested in order to expedite or facilitate the registration or the disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification and contribution provisions and procedures no less favorable than those set forth in Section 5 (or such other reasonable and customary provisions and procedures acceptable to the Majority Underwriting Holders and the Managing Underwriters, if any, with respect to all parties to be indemnified pursuant to Section 5). The plan of distribution in the Shelf Registration Statement and the Prospectus included therein shall permit resales of Registrable Securities to be made by selling securityholders through underwriters, brokers and dealers, and shall also include such other information as the Representatives may reasonably request.

      (r) The Company shall if reasonably requested in writing by Majority Holders, by Majority Underwriting Holders or by the Managing Underwriter:

         (i) make reasonably available for inspection during normal business hours by any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and any attorney, accountant or other agent retained by any such Underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as is customary for due diligence examinations in connection with public offerings;

        (ii) cause the Company's officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by any such Underwriter, attorney, accountant or agent in connection with any such Shelf Registration Statement as is customary for similar due diligence examinations; provided, however, that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Holders or any such Underwriter, attorney, accountant or agent, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality;

        (iii) deliver a letter, addressed to the selling Notice Holders and the Underwriters, if any, in which the Company shall make such representations and warranties in form, substance and scope as are customarily made by issuers to Underwriters;

        (iv) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Notice Holder and the Underwriters, if any, covering such matters as are customarily covered in opinions requested in public offerings;

        (v) obtain "cold comfort" letters and updates thereof from the current and former independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each selling Holder (provided such Holder furnishes the accountants, prior to the date such "cold comfort" letter is required to be delivered, with such representations as the accountants customarily require in similar situations) and the Underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

        (vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders or, in the case of an Underwritten Offering, the Majority Underwriting Holders, and the Managing Underwriters, if any, including those to evidence compliance with Section 3(j) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

        The foregoing actions set forth in clauses (iii), (iv), (v) and (vi) of this Section 3(r) shall be performed at (A) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

      (s) Each Notice Holder agrees that, upon receipt of notice of the happening of an event described in Sections 3(c)(ii) through and including 3(c)(vii), each such Holder shall forthwith discontinue (and shall cause its agents and representatives to discontinue) disposition of Registrable Securities and will not resume disposition of Registrable Securities until such Holder has received copies of an amended or supplemented Prospectus contemplated by Section 3(j) hereof, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed or that the relevant Suspension Period has been terminated, as the case may be, provided that, the foregoing shall not prevent the sale, transfer or other disposition of Registrable Securities by a Notice Holder in a transaction which is exempt from, or not subject to, the registration requirements of the Securities Act, so long as such Notice Holder does not and is not required to deliver the applicable Prospectus or Shelf Registration Statement in connection with such sale, transfer or other disposition, as the case may be; and provided, further, that the provisions of this Section 3(s) shall not prevent the occurrence of a Registration Default or otherwise limit the obligation of the Company to pay Liquidated Damages.

      (t)  The Company shall in connection with an Underwritten Offering use its reasonable best efforts (i) if the Securities have been rated prior to the initial sale of such Securities, to confirm that such ratings will apply to the Securities covered by the Shelf Registration Statement; or (ii) if the Securities were not previously rated, to cause the Securities covered by the Shelf Registration Statement to be rated with at least one nationally recognized statistical rating agency, in either case if so requested by the Majority Holders or by any Managing Underwriters.

      (u) In the event that any Broker-Dealer shall underwrite any Securities or participate as a member of an underwriting syndicate or selling group or "assist in the distribution" (within the meaning of the NASD Rules) thereof, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such Broker-Dealer in complying with the NASD Rules, including, without limitation, by, if the NASD Rules shall so require:

         (i) engaging a "qualified independent underwriter" (as defined in the NASD Rules) to participate in the preparation of the Shelf Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by the Shelf Registration Statement is an Underwritten Offering or is made through a placement or sales agent, to recommend the price of such Registrable Securities;

        (ii) indemnifying any such qualified independent underwriter to the extent of the indemnification of Underwriters provided in Section 5 hereof; and

        (iii) providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of the NASD Rules.

      (v) Anything herein to the contrary notwithstanding, the Company will not be required to pay the costs and expenses of, or to participate in the marketing or "road show" presentations of, more than one Underwritten Offering initiated at the request of the Holders of Securities or shares of Common Stock issued or issuable upon conversion thereof, or to effect more than one Underwritten Offering at the request of such Holders. The Company will not be required to pay the costs and expenses of, or to participate in the marketing or "road show" presentations of, an Underwritten Offering unless Holders of at least the Minimum Amount (as defined below) of Securities and/or Common Stock issued or issuable on conversion thereof have requested that such Securities and/or shares of Common Stock be included in such an Underwritten Offering. For purposes of this Agreement, the "Minimum Amount" means 50% of the aggregate principal amount of Securities originally issued under the Indenture; provided, that for purposes of computing the Minimum Amount, Holders of Common Stock issued upon conversion of Securities shall be deemed to be holders of the aggregate principal amount of Securities which were converted into those shares of Common Stock. Only Holders of Securities or shares of Common Stock issued or issuable upon conversion thereof which are Registrable Securities shall be entitled to include such Securities or shares of Common Stock in an Underwritten Offering and only Registrable Securities shall be included in the computation of the Minimum Amount. The Underwritten Offering initiated by Holders as aforesaid shall include both Securities and Common Stock if so requested by the Holders. Upon receipt by the Company, from Holders of at least the Minimum Amount of Securities and/or Common Stock issued or issuable upon conversion thereof, of a request for an Underwritten Offering, the Company will, within 10 days thereafter, mail notice to all Holders of Securities and shares of Common Stock issued upon conversion thereof stating that: (i) the Company has received a request from the Holders of the requisite amount of Securities and/or Common Stock issued or issuable on conversion thereof to effect an Underwritten Offering on behalf of such Holders; (ii) under the terms of this Agreement, all Holders of Securities and shares of Common Stock issued or issuable upon conversion thereof which are Registrable Securities may include their Securities and shares of Common Stock in such Underwritten Offering, subject to the terms and conditions set forth in this Agreement and subject to the right of the Managing Underwriters to reduce, in light of market conditions and other similar factors, the aggregate principal amount of Securities and number of shares of Common Stock included in such Underwritten Offering; (iii) all Holders electing to include Securities or shares of Common Stock in such Underwritten Offering must notify the Company in writing of such election (the "Election"), and setting forth an address and facsimile number to which such written elections may be sent and the deadline (which shall be 12:00 midnight on the 10th calendar day after such notice is mailed to Holders or, if not a Business Day, the next succeeding Business Day (the "Deadline")) by which such elections must be received by the Company; and (iv) setting forth such other instructions as shall be necessary to enable Holders to include their Securities and shares of Common Stock in such Underwritten Offering. No Holder shall be entitled to participate in an Underwritten Offering unless such Holder notifies the Company of such Election by the Deadline. Notwithstanding anything to the contrary contained herein, if the Managing Underwriters for an Underwritten Offering to be effected pursuant to this Section 3(v) advise the Holders of the Securities and shares of the Common Stock to be included in such Underwritten Offering that, because of aggregate principal amount of Securities and/or number of shares of Common Stock that such Holders have requested be included in the Underwritten Offering, the success of the offering would likely be materially adversely affected by the inclusion of all of the Securities and shares of Common Stock requested to be included, then the principal amount of Securities and the number of shares of Common Stock to be offered for the accounts of Holders shall be reduced pro rata, according to the aggregate principal amount of Securities and number of shares of Common Stock, respectively, requested for inclusion by each such Holder, to the extent necessary to reduce the size of the offering to the size recommended by the Managing Underwriter. Notwithstanding anything to the contrary contained herein, neither the Company nor any Person, other than a Holder of Securities or shares of Common Stock issued or issuable upon conversion thereof and only with respect to its Registrable Securities, shall be entitled to include any securities in the Underwritten Offering.

    4.  Registration Expenses.   The Company shall bear all expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof and shall reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith. Notwithstanding the provisions of this Section 4, each Holder shall bear the expense of any broker's commission, agency fee or Underwriter's discount or commission.

    5.  Indemnification and Contribution.

      (a) The Company will indemnify and hold harmless each Holder of Registrable Securities covered by any Shelf Registration Statement (including each of the Initial Purchasers) against any losses, claims, damages or liabilities, joint or several, to which such indemnified party may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed, or any amendment thereto, or any preliminary Prospectus or Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Holder or Initial Purchaser furnished to the Company by or on behalf of any such Holder or any Initial Purchaser specifically for inclusion therein; (B) use of a Shelf Registration Statement or the related Prospectus during a period when use of such Prospectus has been suspended pursuant to Section 2(d) or Section 3(s) hereof, provided, in each case, that Holders received prior notice of such suspension; or (C) if the Holder fails to deliver a Prospectus, as then amended or supplemented, provided, that the Company shall have delivered to such Holder such Prospectus, as then amended or supplemented.

      (b) Each Holder of Registrable Securities covered by a Shelf Registration Statement (including the Initial Purchasers), severally and not jointly, will indemnify and hold harmless the Company to the same extent as the foregoing indemnity from the Company to each such Holder, but only with reference to written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity.

      (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any action or claim effected without its prior written consent, such consent not to be unreasonably withheld.

      (d) If the indemnification provided for in this Section 5 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnifying party, on the one hand, or such indemnified party, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the indemnified party were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Holders and the Initial Purchasers in this subsection (d) to contribute are several in proportion to the underwriting obligations and not joint.

      (e) Notwithstanding any other provision of this Section 5, in no event will any (i) Notice Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such Holder from the sale of such Holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement under which such Registrable Securities are to be registered under the Securities Act and (ii) Underwriter, selling agent or other securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such Underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.

      (f)  The obligations of the Company under this Section 5 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Holder or Initial Purchaser within the meaning of the Securities Act; and the obligations of the Holders and Initial Purchasers under this Section 5 shall be in addition to any liability which the respective Holders and Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

    6.  Miscellaneous.

      (a) No Inconsistent Agreements. The Company has not, as of the date hereof, entered into nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

      (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Majority Holders; provided, that with respect to any matter that directly or indirectly affects the rights of the Initial Purchasers hereunder, the Company shall obtain the written consent of each of the Initial Purchasers against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Registrable Securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of the Registrable Securities being sold rather than registered under such Shelf Registration Statement.

      (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier or air courier guaranteeing overnight delivery:

        (1) if to the Representatives, initially at their respective addresses set forth in the Purchase Agreement;

        (2) if to any other Holder, at the most current address of such Holder maintained by the Registrar under the Indenture or the registrar of the Common Stock (provided, that while the Securities or the Common Stock are in book-entry form, notice to the Trustee shall serve as notice to the Holders), or, in the case of the Notice Holder, the address set forth in its Notice and Questionnaire; and

        (3) if to the Company, initially at its address set forth in the Purchase Agreement.

      All such notices and communications shall be deemed to have been duly given when received, if delivered by hand or air courier, and when sent, if sent by first-class mail or telecopier.

      The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

      (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders. The Company hereby agrees to extend the benefits of this Agreement to any Holder and Underwriter and any such Holder and Underwriter may specifically enforce the provisions of this Agreement as if an original party hereto. In the event that any other person shall succeed to the Company under the Indenture, then such successor shall enter into an agreement, in form and substance reasonably satisfactory to the Representatives, whereby such successor shall assume all of the Company's obligations under this Agreement.

      (e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (f)  Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (g) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

      (h) Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

      (i)  Purchases and Sales of Securities. The Company shall not, and shall not permit its affiliates (as defined in Rule 405 under the Securities Act) to, purchase and then resell or otherwise transfer any Securities.

      (j)  Securities Held by the Company, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or the Common Stock issuable upon conversion thereof is required hereunder, Securities or the Common Stock issued upon conversion thereof held by the Company or its affiliates (other than subsequent Holders of Securities or the Common Stock issued upon conversion thereof if such subsequent Holders are deemed to be affiliates solely by reason of their holdings of such Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage. "Affiliate" of any specified person means, for this Section 6(j), any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power either (a) to direct or cause the direction of the management or policies of such person or (b) to vote 10% or more of the securities having ordinary voting power for the election of director of such person, in the case of each of (a) and (b), whether through the ownership of voting securities or by agreement or otherwise.

      (k) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Initial Purchasers and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Initial Purchasers and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Notice Holders under Section 2(e) hereof, shall be entitled to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

      (l)  Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Shelf Registration Period, except for any liabilities or obligations under Section 2(e), 4 or 5 to the extent arising prior to the end of the Shelf Registration Period.

    Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Registration Rights Agreement, dated September 11, 2001, between Medtronic, Inc. and the Initial Purchasers
Very truly yours,
Medtronic, Inc.
By:
/s/ GARY L. ELLIS
Name: Gary L. Ellis
Title: Vice President, Corporate Controller and Treasurer
Accepted as of the date hereof:
Banc of America Securities LLC
By:
/s/ TREVOR GANSHAW
Name: Trevor Ganshaw
Title: Managing Director
Goldman, Sachs & Co.
/s/ GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.)
Morgan Stanley & Co. Incorporated
By:
/s/ KHALID AZIM
Name: Khalid Azim
Title: Vice President
On behalf of each of the Initial Purchasers

EXHIBIT A

Form of Selling Securityholder Notice and Questionnaire

    The undersigned beneficial holder (the "Selling Securityholder") of 1.25% Contingent Convertible Debentures due 2021 (the "Debentures") of Medtronic, Inc. (the "Company") or shares of Company common stock issuable upon conversion of the Debentures (together with the Debentures, the "Registrable Securities") understands that the Company has filed or intends to file with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement (the "Registration Rights Agreement") dated as of September 11, 2001 between the Company and the Initial Purchasers named therein. The Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

    In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness.

    Certain legal consequences arise from being named as selling securityholders in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

Notice

    The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

    The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

A–1

Questionnaire
1.	(a)	Full legal name of Selling Securityholder:

(b)
Full legal name of registered holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held (if the Registrable Securities are held through a broker-dealer or other third party and, as a result, you do not know the legal name of the registered holder, please complete item (1)(c) below):

	(c)	Full legal name of broker-dealer or other third party through which Registrable Securities listed in Item (3) below are held:

	(d)	Full Legal Name of DTC Participant (If applicable and if not the same as (b) or (c) above) through which Registrable Securities listed in (3) below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

A–2

3.	Beneficial Ownership of Registrable Securities:
(a) Type and principal amount (or number of shares) of Registrable Securities beneficially owned:

(b) CUSIP No(s). of such Registrable Securities beneficially owned:

Unless otherwise indicated in the space provided below, all Debentures and all shares of common stock listed in response to Item (3)(a) above, and all shares of common stock issuable upon conversion of the Debentures listed in response to Item (3)(a)above, will be included in the Shelf Registration Statement. If the undersigned does not wish all such Debentures or shares of common stock to be so included, please indicate below the principal amount or the number of shares to be included:

4.	Beneficial ownership of other securities of the Company owned by the Selling Securityholder:
Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item (3).
(a) Type and Amount of other securities of the Company beneficially owned by the Selling Securityholder:
(b) CUSIP No(s). of such other securities of the company beneficially owned:

5.	Relationship with the Company:
Except as set forth below, neither the undersigned nor any of its affiliates, directors or principal equity holder (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.
State any exceptions here:

A–3

6.	Plan of Distribution

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively through underwriters or broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities, short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities. The Selling Securityholder may pledge or grant security interest in some or all of the Registrable Securities owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sale the Registrable Securities from time to time pursuant to the Prospectus. The Selling Securityholder also may transfer and donate shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling securityholder for purposes of the Prospectus.
State any exceptions here:

Note:	The Company's obligation to cooperate in an underwritten offering of the Registrable Securities is limited under Section 3(v) of the Registration Rights Agreement.

    The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations) and the provisions of the Securities Act of 1933 relating to prospectus delivery, in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

    The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein.

    Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances indemnify the Selling Securityholders against certain liabilities.

    In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

A–4

    By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

    IN WITNESS WHEREOF, the undersigned, by authority duly give, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Beneficial Owner
By:
Name:
Title:
Dated:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE
TO THE COMPANY:

Medtronic, Inc.
710 Medtronic Parkway
Minneapolis, MN 55432
Attention: General Counsel and Secretary
Fax: (763) 572-5459

with a copy to:

Sullivan & Cromwell
1701 Pennsylvania Avenue, N.W.
Washington, D.C. 20006
Facsimile: (202) 293-6330
Attention: Robert Risoleo, Esq.

A–5

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  EXECUTION COPY
Medtronic, Inc. 1.25% Contingent Convertible Debentures due 2021 Registration Rights Agreement
1. Definitions.
2. Shelf Registration Statement.
3. Registration Procedures.
4. Registration Expenses.
5. Indemnification and Contribution.
6. Miscellaneous.
  EXHIBIT A
Form of Selling Securityholder Notice and Questionnaire